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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-63517) pertaining to the Amended and Restated Carreker Corporation 1994 Long Term Incentive Plan and the Carreker Corporation Director Stock Option Plan of our report dated March 7, 2001, (except for Note 11, as to which the date is April 11, 2001), with respect to the consolidated financial statements of Carreker Corporation included in the Annual Report (Form 10-K) for the year ended January 31, 2001 filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG, LLP

Dallas, Texas
April 26, 2001